UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Genaera Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENAERA

GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

SUPPLEMENT TO PROXY STATEMENT

Special Meeting of Stockholders

to be held on October 3, 2006

TO THE STOCKHOLDERS OF

GENAERA CORPORATION:

One of the proposals to be voted upon at our Special Meeting of Stockholders that will be held on October 3, 2006 relates to the grant of discretionary authority to our Board of Directors to effect a reverse stock split of our issued and outstanding Common Stock. In the discussion of that proposal in our Proxy Statement dated August 21, 2006, we stated that as of August 9, 2006, 646,500 shares were available for issuance under our 1998 Equity Compensation Plan but were silent on the effect the reverse stock split would have on the number of shares available for issuance under our 1998 Equity Compensation Plan. While proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options under our 1998 Equity Compensation Plan in the event the reverse stock split is effected, the number of shares available for issuance under our 1998 Equity Compensation Plan will not be affected.

By Order of the Board of Directors,

/s/ John A. Skolas
John A. Skolas Executive Vice President, Chief Financial Officer, General Counsel and Secretary

Plymouth Meeting, Pennsylvania

September 14, 2006